                                                                    EXHIBIT 32.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant  to 18  U.S.C.  1350,  as  adopted  pursuant  to  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  undersigned,  A.  F.  Petrocelli,  Chairman,
President and Chief Executive  Officer of United Capital Corp., (the "Company"),
does hereby  certify,  with  respect to the  Quarterly  Report of the Company on
Form10-Q for the period ended March 31, 2004 (the "Report") that:

1.    The Report fully complies with the  requirements of Section 13(a) or 15(d)
      of the Securities Exchange Act of 1934; and

2.    The information  contained in the Report fairly presents,  in all material respects,  the  financial  condition  and  results  of  operations  of the
      Company.

                       By: /s/ A. F. Petrocelli
                           ------------------------------------
                           A. F. Petrocelli
                           Chairman, President and Chief Executive Officer
                           May 12, 2004